Exhibit 99.1

                                [GRAPHIC OMITTED]


CONTACTS:  Richard M. Ubinger                                June Filingeri
           Vice President of Finance,                        President
           Chief Financial Officer and Treasurer             Comm-Partners LLC
           (412) 257-7606                                    (203) 972-0186

FOR IMMEDIATE RELEASE
---------------------

        UNIVERSAL STAINLESS REPORTS PROFITABLE THIRD QUARTER 2009 RESULTS
          - COMPANY GENERATES EPS OF $0.05 ON SALES OF $25.3 MILLION -
             - CASH FLOW FROM OPERATIONS IN 3Q09 IS $10.0 MILLION -
       - CASH INCREASES TO $42.2 MILLION VS. TOTAL DEBT OF $13.1 MILLION -

     BRIDGEVILLE, PA, OCTOBER 27, 2009 - UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC. (NASDAQ: USAP) reported today that it achieved net income for the third quarter of 2009 of $312,000, or $0.05 per diluted share, on sales of $25.3 million. This compares with sales of $57.6 million and net income of $2.7 million, or $0.40 per diluted share, in the third quarter of 2008, which included a charge of $586,000, equivalent to $0.06 per diluted share, for the relocation of the Company's round bar finishing line.

     Cash flow from operations for the third quarter of 2009 totaled $10.0 million, an increase of 44% from the third quarter of 2008. Capital expenditures were $2.7 million including expenditures of $2.1 million for a melt shop upgrade project, which remains on time and on budget. At September 30, 2009, the Company had cash of $42.2 million, working capital of $97.1 million, and long-term debt of $11.5 million.

     For the first nine months of 2009, sales were $98.2 million and the Company incurred a net loss of $3.9 million or $0.58 per share. This included a negative tax adjustment in the second quarter of $742,000, equivalent to $0.11 per diluted share, and unusual charges in the first quarter of $3.6 million equivalent to $0.53 per diluted share after-tax, in response to economic conditions. Before the tax adjustment and unusual charges, the Company's net income for the first nine months of 2009 was $408,000 or $0.06 per diluted share. In the first nine months of 2008, sales were $178.0 million and net income was $12.7 million, or $1.87 per diluted share.

     President and CEO Dennis Oates commented: "Our ability to generate earnings and strong cash flow despite continued weak demand is due to the tight cost control and working capital management initiatives we began in the first quarter. At the same time, we have continued to execute our long-term plan including our melt shop investment, which has already improved yields on semi-finished products even though the project is not scheduled for completion until mid-2010.

     "Each of our end markets remained challenged in the third quarter, although there were some signs of stabilization. Order entry continued to improve sequentially, rising 30% from the second quarter, but it was not sufficient to replenish our backlog, which totaled $33 million at September 30 compared with $38 million at the end of June. However, our backlogs of aerospace products increased for the first time since 2008. Our backlog of service center plate products also rose largely driven by increased automotive production and model changeover. We expect demand in the petrochemical and power generation markets will improve in 2010.

     "We are further positioning ourselves to take advantage of opportunities that arise from stronger market demand as well as to capture additional market share. The most important part of this effort is maintaining our focus on unparalleled customer service, operational excellence and maintaining a strong balance sheet to permit strategic capital investment."

SEGMENT REVIEW
--------------

     For the third quarter of 2009, the UNIVERSAL STAINLESS & ALLOY PRODUCTS SEGMENT had sales of $21.7 million and operating income of $60,000, yielding an operating margin of 0.3% of sales. This compares with sales of $52.2 million and operating income of $3.3 million, or 6.3% of sales, in the third quarter of 2008. In the second quarter of 2009, sales were $26.9 million and operating income was $949,000, or 3.5% of sales.

     Segment sales declined 59% from the third quarter of 2008 primarily due to a 49% decrease in tons shipped. Shipments to service centers, rerollers and forgers declined substantially from the 2008 third quarter offsetting a strong increase in shipments to OEMs. Segment sales decreased 19% from the second quarter of 2009 on 24% fewer tons shipped.

     The DUNKIRK SPECIALTY STEEL SEGMENT recorded sales of $8.5 million and operating income of $397,000 for the third quarter of 2009, yielding an operating margin of 4.7% of sales. This compares with sales for the third quarter of 2008 of $16.9 million and an operating loss of $172,000, which included the $586,000 charge for the relocation of the round bar finishing line and a $416,000 increase to the segment's LCM reserve. In the second quarter of 2009, sales were $10.2 million and the segment incurred an operating loss of $384,000.

     Dunkirk's sales declined 50% from the third quarter of 2008 while tons shipped decreased 33% due to lower shipments to all customer categories and lower surcharges. Dunkirk's sales were 17% lower than in the second quarter of 2009 on a 23% decrease in tons shipped.

WEBCAST
-------

     A simultaneous Webcast of the Company's conference call discussing the third quarter of 2009, scheduled at 10:00 a.m. (Eastern) today, will be available on the Company's website at www.univstainless.com, and thereafter archived on the website.

ABOUT UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
------------------------------------------------

     Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to rerollers, forgers, service centers, original equipment manufacturers and wire redrawers. More information is available at www.univstainless.com.

FORWARD-LOOKING INFORMATION SAFE HARBOR
---------------------------------------

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHERS, RISKS ASSOCIATED WITH THE RECEIPT, PRICING AND TIMING OF FUTURE CUSTOMER ORDERS, RISKS ASSOCIATED WITH SIGNIFICANT FLUCTUATIONS THAT MAY OCCUR IN RAW MATERIAL AND ENERGY PRICES, RISKS ASSOCIATED WITH THE MANUFACTURING PROCESS, LABOR AND PRODUCTION YIELDS, RISKS RELATED TO PROPERTY, PLANT AND EQUIPMENT, AND RISKS RELATED TO THE ULTIMATE OUTCOME OF THE COMPANY'S CURRENT AND FUTURE LITIGATION AND REGULATORY MATTERS. THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS ALSO MAY BE IMPACTED BY VARIOUS ECONOMIC AND MARKET RISK AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. CERTAIN OF THESE RISKS AND OTHER RISKS ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION
(SEC) OVER THE LAST 12 MONTHS, COPIES OF WHICH ARE AVAILABLE FROM THE SEC OR MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.


                                 -TABLES FOLLOW-



                                  UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                                             FINANCIAL HIGHLIGHTS
                             (Dollars in thousands, except per share information)
                                                 (Unaudited)

                                      CONSOLIDATED STATEMENT OF OPERATIONS

                                             For the Quarter Ended      For the Nine-Months Ended
                                                  September 30,                September 30,
                                              2009           2008           2009           2008
                                              ----           ----           ----           ----
     NET SALES
Stainless steel                            $   18,622     $  42,094     $   78,032     $   127,882
Tool steel                                      1,136        10,393          6,028          31,159
High-strength low alloy steel                   2,565         2,564          7,675           9,509
High-temperature alloy steel                    1,488         1,763          4,383           6,253
Conversion services                               277           541            873           1,514
Other                                           1,198           284          1,244           1,649
                                              -------      --------       --------       ---------
    Total net sales                            25,286        57,639         98,235         177,966
Cost of products sold                          22,571        51,040         94,527         150,837
Selling and administrative expenses             2,258         2,852          9,101           8,561
                                              -------      --------       --------       ---------
    Operating income (loss)                       457         3,747         (5,393)         18,568
Interest expense                                  (19)          (26)           (70)            (81)
Other income                                       71            68            136             217
                                              -------      --------       --------       ---------
    Income (loss) before taxes                    509         3,789         (5,327)         18,704
Income tax provision (benefit)                    197         1,063         (1,413)          5,985
                                              -------      --------       --------       ---------
    Net income (loss)                      $      312   $     2,726     $   (3,914)    $    12,719
                                              =======      ========       ========       =========

Earnings (Loss) per share - Basic          $     0.05   $      0.41     $    (0.58)    $      1.90
                                              =======      ========       ========       =========
Earnings (Loss) per share - Diluted        $     0.05   $      0.40     $    (0.58)    $      1.87
                                              =======      ========       ========       =========

Weighted average shares of
Common Stock outstanding
    Basic                                   6,769,086     6,727,677      6,751,036       6,699,471
    Diluted                                 6,818,040     6,832,070      6,751,036       6,807,699

                                           MARKET SEGMENT INFORMATION

                                              For the Quarter Ended     For the Nine-Months Ended
                                                  September 30,                 September 30,
                                               2009          2008           2009            2008
                                               ----          ----           ----            ----
     NET SALES
Service centers                            $    8,393   $    26,826     $   39,042     $    89,910
Forgers                                         7,778        14,299         31,169          34,459
Rerollers                                       1,940         9,532          9,904          30,011
Original equipment manufacturers                4,980         3,751         13,176          14,987
Wire redrawers                                    720         2,406          2,827           5,467
Conversion services                               277           541            873           1,514
Other                                           1,198           284          1,244           1,618
                                              -------       -------       --------        --------
    Total net sales                        $   25,286   $    57,639     $   98,235      $  177,966
                                              =======       =======       ========        ========

Tons shipped                                    5,562        10,808         22,010          33,998
                                              =======       =======       ========        ========



                                             BUSINESS SEGMENT RESULTS

UNIVERSAL STAINLESS & ALLOY PRODUCTS SEGMENT

                                               For the Quarter Ended       For the Nine-Months Ended
                                                    September 30,                 September 30,
                                                2009          2008            2009            2008
                                                ----          ----            ----            ----
     NET SALES
Stainless steel                              $  13,123     $  29,168       $  57,352      $   85,379
Tool steel                                       1,096        10,161           5,835          29,863
High-strength low alloy steel                    1,084           729           2,746           2,956
High-temperature alloy steel                       514           818           1,641           2,316
Conversion services                                152           329             546             982
Other                                            1,185           252           1,225           1,524
                                               -------       -------         -------        --------
                                                17,154        41,457          69,345         123,020
Intersegment                                     4,515        10,777          15,888          30,504
                                               -------       -------         -------        --------
    Total net sales                             21,669        52,234          85,233         153,524
Material cost of sales                           8,999        30,722          39,710          82,715
Operation cost of sales                         11,060        16,314          41,651          51,040
Selling and administrative expenses              1,550         1,933           6,777           5,940
                                               -------       -------         -------        --------
    Operating income (loss)                  $      60     $   3,265       $  (2,905)     $   13,829
                                               =======       =======         =======        ========

DUNKIRK SPECIALTY STEEL SEGMENT
                                               For the Quarter Ended      For the Nine-Months Ended
                                                       September 30,             September 30,
                                                 2009          2008           2009           2008
                                                 ----          ----           ----           ----
     NET SALES
Stainless steel                              $   5,499     $   12,926      $  20,680      $   42,503
Tool steel                                          40            232            193           1,296
High-strength low alloy steel                    1,481          1,835          4,929           6,553
High-temperature alloy steel                       974            945          2,742           3,937
Conversion services                                125            212            327             532
Other                                               13             32             19             125
                                               -------       --------       --------        --------
                                                 8,132         16,182         28,890          54,946
Intersegment                                       354            758          1,184           3,220
                                               -------       --------       --------        --------

    Total net sales                              8,486         16,940         30,074          58,166
Material cost of sales                           4,524         11,219         19,663          36,184
Operation cost of sales                          2,857          4,974         10,575          14,622
Selling and administrative expenses                708            919          2,324           2,621
                                               -------       --------       --------        --------

    Operating income (loss)                  $     397     $     (172)     $  (2,488)     $    4,739
                                                =======      ========       ========        ========






                                  CONSOLIDATED BALANCE SHEET

                                                         September 30,       December 31,
                                                              2009               2008
                                                              ----               ----
     ASSETS
Cash                                                    $      42,172     $       14,812
Accounts receivable, net                                       15,905             33,057
Inventory, net                                                 42,544             63,222
Other current assets                                            8,694              8,239
                                                           ----------        -----------

    Total current assets                                      109,315            119,330
Property, plant & equipment, net                               69,355             62,626
Other assets                                                    1,362                988
                                                           ----------        -----------

    Total assets                                        $     180,032     $      182,944
                                                           ==========        ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY
Trade accounts payable                                  $       6,832     $       19,350
Outstanding checks in excess of bank balance                      885                540
Accrued employment costs                                        2,303              3,795
Current portion of long-term debt                               1,620                403
Other current liabilities                                         583                421
                                                           ----------        -----------

    Total current liabilities                                  12,223             24,509
Long-term debt                                                 11,529              1,046
Deferred taxes                                                 13,165             11,689
Other liabilities                                                 189                  -
                                                           ----------        -----------

    Total liabilities                                          37,106             37,244
Stockholders' equity                                          142,926            145,700
                                                           ----------        -----------

    Total liabilities and stockholders' equity          $     180,032      $     182,944
                                                           ==========        ===========





                            CONSOLIDATED STATEMENT OF CASH FLOW DATA
                          For the Nine-month Period Ended September 30,

                                                              2009           2008
                                                              ----           ----
Cash flows provided by operating activities:
  Net income (loss)                                       $    (3,914)    $  12,719
  Adjustments to reconcile to net cash
    provided by operating activities:
      Depreciation and amortization                             3,583         3,030
      Deferred income tax                                       1,015           191
      Stock based compensation expense                            766           591
      Tax benefit from share-based
         payment arrangements                                     (86)         (534)
  Changes in assets and liabilities:
      Accounts receivable, net                                 17,152        (6,366)
      Inventory, net                                           20,678        (4,852)
      Trade accounts payable                                  (12,518)        7,898
      Accrued employment costs                                 (1,492)         (343)
      Other, net                                                   60          (487)
                                                            ---------       -------
Cash flow provided by operating activities                     25,244        11,847
                                                            ---------       -------
Cash flow used in investing activities:
  Proceeds from sale of fixed assets                               60             -
  Capital expenditures                                        (10,304)       (9,585)
                                                            ---------       -------
Cash flow used in investing activities                        (10,244)       (9,585)
                                                            ---------       -------
Cash flows provided by financing activities:
  Long-term debt issuance                                      12,000             -
  Long-term debt repayments                                      (300)         (290)
  Net change in outstanding checks in excess
    of bank balance                                               345          (279)
  Deferred financing costs                                        (84)            -
  Proceeds from issuance of common stock                          313           723
  Tax benefit from share-based
         payment arrangements                                      86           534
                                                            ---------       -------
Cash flow provided by financing activities                     12,360           688
                                                            ---------       -------

    Net cash flow                                         $    27,360     $   2,950
                                                            =========       =======
